Exhibit 4

                              144-RESTRICTED SHARES

   NUMBER           The   shares    represented    by   this           SHARES
                    certificate  have  not  been  registered
   ______           under  the  Securities  Act of 1933 (the          --------
                    "Act"), and are Restricted Securities as that term is defined in Rule 144 under the Act, and requires written release from either issuing company or their attorney prior to legend removal


                           PENDER INTERNATIONAL, INC.
              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

PAR VALUE $0.0001                                          CUSIP NO. 706720 10 9
  COMMON STOCK


THIS CERTIFIES THAT



is the owner of

            FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK
                          PAR VALUE OF $0.0001 EACH OF

                           PENDER INTERNATIONAL, INC.

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar. Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.


DIRECTOR                                            DATED:

                                                    Countersigned and Registered


                                                 SIGNATURE STOCK TRANSFER, INC.
                                                 (Addison, Texas) Transfer Agent

                                       By

                                                            Authorized Signature


                           PENDER INTERNATIONAL, INC.

                                 CORPORATE SEAL

                                    DELEWARE